FIRST AMENDMENT OF
                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of June 11, 1997, is by and among BASIN EXPLORATION, INC., a Delaware corporation ("Borrower"), COLORADO NATIONAL BANK ("CNB"), UNION BANK OF CALIFORNIA, N.A. ("Union"), and NATIONSBANK OF TEXAS, N.A. ("NBT"), in its capacity as a Lender and as Agent for Lenders. CNB, Union and NBT are herein collectively referred to as "Lenders."

                                    RECITALS

     A. Borrower and Lenders entered into an Amended and Restated Credit Agreement dated as of August 6, 1996 (the "Credit Agreement'), in order to set forth the terms upon which Lenders would make loans to Borrower and issue letters of credit at the request of Borrower and by which such loans and letters of credit would be governed. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

     B. The parties hereto wish to enter into this Amendment in order to amend certain terms and provisions of the Credit Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. CREDIT AGREEMENT. Effective as of the date of this Amendment, the Credit Agreement shall be, and hereby is, amended as follows:

     (a) The following new definitions shall be inserted in proper alphabetical order in Section 1.1 of the Credit Agreement:

          "REGULAR BORROWING BASE" means, at any time during the time period from June 12, 1997 to the date as of which the November 1, 1997 redetermination of the Borrowing Base becomes effective, $25,000,000, unless Borrower and Lenders hereafter mutually agree upon a different amount.

          "SUPPLEMENTAL BORROWING BASE" means, at any time during the time period from June 12, 1997 to the date as of which the November 1, 1997 redetermination of the Borrowing Base becomes


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     effective, the excess of the Borrowing Base over the Regular Borrowing
     Base.

     (b) The definition of "Base Rate Spread" in Section 1.1 on page 1 of the Credit Agreement shall be deleted, and the following shall be substituted therefor:

          "BASE RATE SPREAD" means: (a) for any and all calendar months that the Capitalization Ratio is greater than or equal to 50 percent, 0.25 percentage points per annum; and (b) for any and all calendar months that the Capitalization Ratio is less than 50 percent, 0.00 percentage points per annum; provided that, as to any time period during which the then-outstanding principal balance of the Loan plus the face amount of all Letters of Credit outstanding hereunder exceeds the Regular Borrowing Base, the amount set forth in clause (a) above shall be increased to 0.75 percentage points per annum and the amount set forth in clause (b) above shall be increased to 0.50 percentage points per annum.

     (c) The definition of "Borrowing Base" in Section 1.1 on page 3 of the Credit Agreement shall be deleted, and the following shall be substituted therefor:

          "BORROWING BASE" means, at any time, the aggregate loan value of the Borrowing Base Properties, as determined by Lenders in accordance with the provisions of Section 3.2 below; provided that, for the time period from the date of this Agreement through June 11, 1997, the Borrowing Base shall be $25,000,000; provided further that, for the time period from June 12, 1997 to the date as of which the November 1, 1997 redetermination of the Borrowing Base becomes effective, the Borrowing Base shall be $32,500,000 unless Borrower and Lenders hereafter mutually agree upon a different amount or unless the Borrowing Base is redetermined pursuant to Section 3.2 below prior to such redetermination date.

     (d) The definition of "Fixed Rate Spread" in Section 1.1 on page 7 of the Credit Agreement shall be deleted, and the following shall be substituted therefor:

          "FIXED RATE SPREAD" means: (a) for any and all calendar months that the Capitalization Ratio is greater than or equal to 50 percent, 1.25 percentage points per annum; (b) for any and all calendar months that the Capitalization Ratio is less than 50 percent but greater than or equal to 40 percent, 1.00 percentage point per annum; (c) for any

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     and all calendar months that the Capitalization Ratio is less than 40 percent but greater than or equal to 30 percent, 0.75 percentage point per annum; and (d) for any and all calendar months that the Capitalization Ratio is less than 30 percent, 0.625 percentage point per annum; provided that, as to any time period during which the then-outstanding principal balance of the Loan plus the face amount of all Letters of Credit outstanding hereunder exceeds the Regular Borrowing Base, the amount set forth in clause (a) above shall be increased to 1.75 percentage points per annum, the amount set forth in clause (b) above shall be increased to 1.50 percentage points per annum, the amount set forth in clause (c) above shall be increased to 1.25 percentage points per annum and the amount set forth in clause (d) above shall be increased to 1.125 percentage points per annum.

     (e) Section 3.6(a) on pages 22 and 23 of the Credit Agreement shall be deleted, and the following shall be substituted therefor:

          Section 3.6. FEES. (a) Borrower shall pay to Agent, on behalf of Lenders (and Agent shall pay each Lender its respective Proportionate Share thereof on the Business Day that any such payment is deemed to be received from Borrower), within 30 days after the end of each three-month period ending on the last day of January, April, July or October during the Revolving Period, commencing with the three-month period ending October 31, 1996, a commitment fee, computed on a daily basis for such three-month period, in an amount equal to: (i) the Commitment Fee Rate, times (ii) the excess of the Commitment Amount over the sum of the outstanding principal balance of the Loan plus the face amount of all Letters of Credit outstanding hereunder; provided that, for the time period from June 12, 1997 to the date as of which the November 1, 1997 redetermination of the Borrowing Base becomes effective, such fee shall be calculated as follows:
     (1)(A) the Commitment Fee Rate, times (B) the excess of the Regular Borrowing Base over the sum of the outstanding principal balance of the Loan plus the face amount of all Letters of Credit outstanding hereunder; plus (2) (A) 0.625 percentage points per annum, times (B) the excess of the Commitment Amount over the greater of: (I) the sum of the outstanding principal balance of the Loan plus the face amount of all Letters of Credit outstanding hereunder; or (II) the Regular Borrowing Base.


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     (f) The next-to-last sentence of Section 5.1(m) on page 30 of the Credit
Agreement shall be amended to read as follows: "Borrower has no subsidiaries other than Basin Offshore Oil & Gas, Inc., wholly-owned subsidiary."

     (g) In Borrower's address in Section 9.3 on page 53 of the Credit Agreement, "Suite 1800" shall be changed to "Suite 3400".

     (h) At the end of the paragraph numbered 4 on the Disclosure Schedule (Schedule 2 of the Credit Agreement), the following shall be inserted: "On or about August 31, 1996, a partial plan termination relating to accelerated vesting occurred with respect to Borrower's 401(k) plan."

     2. LOAN DOCUMENTS. All references in any document to the Credit Agreement shall refer to the Credit Agreement, as amended and supplemented pursuant to this Amendment.

     3. CONDITIONS PRECEDENT. The obligations of the parties under this Amendment are subject, at the option of Lenders, to the prior satisfaction of the condition that Borrower shall have executed and/or delivered, or caused to have been executed and/or delivered, to or for the benefit of Lenders, the following (all documents to be satisfactory in form and substance to Lenders):

     (a) This Amendment.

     (b) Such certificates of officers of Borrower as may be required by Lenders.

     (c) Any and all other Loan Documents required by Lenders.

     4. REPRESENTATIONS AND WARRANTIES. Borrower hereby certifies to Lenders that as of the date of (and after giving effect to) this Amendment, except as heretofore disclosed to and waived by Lenders: (a) all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

     5. CONTINUATION OF THE CREDIT AGREEMENT. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement, the terms of this Amendment shall control. Borrower hereby ratifies, confirms and adopts the Credit Agreement, as amended hereby.

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     6. EXPENSES. Borrower shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all reasonable fees and reasonable expenses of Lenders' attorneys and all recording and filing fees, charges and expenses.

     7. MISCELLANEOUS. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of this Amendment and any and all documents to be delivered in connection herewith by any party may be effected, without limitation, by faxing a signed counterpart of this Amendment to NBT (any party that effects delivery in such manner hereby agreeing to transmit promptly to NBT an actual signed counterpart).

     EXECUTED as of the date first above written.

                        BASIN EXPLORATION, INC.


                        By:  /s/ NEIL L. STENBUCK
                             ----------------------------------------
                             Vice President/Chief Financial
                             Officer

                        COLORADO NATIONAL BANK


                        By:  /s/ KATHRYN A. GAITER
                             ----------------------------------------
                             Vice President

                        NATIONSBANK OF TEXAS, N.A., in its
                        capacity as a Lender and as Agent
                        for Lenders


                        By:  /s/ DAVID A. RUBENKING
                             ----------------------------------------
                             Senior Vice President

                        UNION BANK OF CALIFORNIA, N.A.


                        By  /s/  RANDALL L. OSTERBERG
                            -----------------------------------------
                            Vice President


                        By  /s/ MICHAEL E. TREGONING
                            -----------------------------------------
                            Senior Vice President



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